Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 2015 relating to the financial statements of SteadyMed Ltd. in this Amendment No. 1 to Registration Statement on Form S-1 and the related Prospectus of SteadyMed Ltd. dated March 9, 2015.

Tel-Aviv, Israel March 9, 2015	/s/ Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global